Exhibit 99.1

Citrix Reports Fourth Quarter and Fiscal Year Financial Results

Quarterly revenue of $778 million up 6 percent year-over-year

Quarterly GAAP diluted loss per share of $1.93 includes one-time charge of $429 million for U.S. tax reform

Quarterly non-GAAP diluted EPS of $1.66 excludes one-time charge of $429 million for U.S. tax reform

Quarterly GAAP operating margin of 24 percent; non-GAAP operating margin of 40 percent

Deferred revenue of $1.9 billion up 11 percent year-over-year

Repurchased approximately 7 million shares in fourth quarter

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--January 31, 2018--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2017.

Financial Results

For the fourth quarter of fiscal year 2017, Citrix achieved revenue from continuing operations of $778 million, compared to $735 million in the fourth quarter of fiscal year 2016, representing 6 percent revenue growth. For fiscal year 2017, Citrix reported annual revenue from continuing operations of $2.82 billion, compared to $2.74 billion for fiscal year 2016, a 3 percent increase.

GAAP Results

Net loss from continuing operations for the fourth quarter of fiscal year 2017 was $284 million, or $1.93 per diluted share, compared to net income from continuing operations of $179 million, or $1.13 per diluted share, for the fourth quarter of fiscal year 2016. Net (loss) income from continuing operations for the fourth quarter of fiscal year 2017 and 2016 includes restructuring charges of $54 million and $6 million, respectively, for severance and facility closing costs. Net loss for the fourth quarter of fiscal year 2017 includes charges for the estimated impact from the enactment of the Tax Cuts and Jobs Act in December 2017 related to the transition tax on accumulated overseas profits and the revaluation of our U.S. deferred tax assets and liabilities due to the U.S. federal tax rate reduction from 35% to 21%. Approximately $364 million in tax expense was recorded for the transition tax on overseas earnings, and approximately $65 million in tax expense was recorded related to the revaluation of U.S. deferred tax assets and liabilities, resulting in total charges of $429 million. The impacts of U.S. tax reform may differ from this estimate, and the estimated charges may accordingly be adjusted over the course of 2018.

Annual net income from continuing operations for fiscal year 2017 was $22 million, or $0.14 per diluted share, compared to $470 million, or $2.99 per diluted share for fiscal year 2016. Annual net income from continuing operations for fiscal year 2017 and 2016 includes restructuring charges of $72 million and $67 million, respectively, for severance and facility closing costs. Annual net income from continuing operations for fiscal year 2017 also includes $429 million in charges for the estimated impact from the enactment of the Tax Cuts and Jobs Act in December 2017 related to the transition tax on accumulated overseas profits and the revaluation of our U.S. deferred tax assets and liabilities.

Non-GAAP Results

Non-GAAP net income from continuing operations for the fourth quarter of fiscal year 2017 was $248 million, or $1.66 per diluted share, compared to $218 million, or $1.38 per diluted share for the fourth quarter of fiscal year 2016. Non-GAAP net income from continuing operations for the fourth quarter of fiscal year 2017 and 2016 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges and the tax effects related to these items. Non-GAAP net income from continuing operations for the fourth quarter of fiscal year 2017 also excludes tax impact related to the separation of the GoTo business along with charges for the estimated impact from the enactment of the Tax Cuts and Jobs Act in December 2017 related to the transition tax on accumulated overseas profits and the revaluation of our U.S. deferred tax assets and liabilities. Non-GAAP net income from continuing operations for the fourth quarter of fiscal year 2016 also excludes separation costs and the tax effect related to this item. Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2017 also reflects the anti-dilutive impact of the company’s convertible note hedges.

Annual non-GAAP net income from continuing operations for fiscal year 2017 was $744 million, or $4.85 per diluted share, compared to $700 million, or $4.45 per diluted share for fiscal year 2016. Annual non-GAAP net income from continuing operations for fiscal year 2017 and 2016 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, separation costs, restructuring charges and the tax effects related to these items. Annual non-GAAP net income from continuing operations for fiscal year 2017 also excludes tax impact related to the separation of the GoTo business along with charges for the estimated impact from U.S. tax reform related to the transition tax and the revaluation of our U.S. deferred tax assets and liabilities. Annual non-GAAP net income per diluted share for fiscal year 2017 also reflects the anti-dilutive impact of the company’s convertible note hedges.

“This quarter, we delivered strong financial results, while at the same time, accelerating innovation across our portfolio and in the cloud. Our sales execution was excellent, driving double-digit product and subscription bookings growth and the fastest revenue growth of the year,” said David Henshall, president and CEO.

“Our partners and our customers are really embracing our new subscription services, which have jumpstarted the multi-year plan that we presented in October 2017. I’m proud of how the team is executing, and I’m confident that we will see continued success in 2018.”

Q4 Financial Summary

In reviewing the results from continuing operations for the fourth quarter of fiscal year 2017 compared to the fourth quarter of fiscal year 2016:

  Product and license revenue increased 3 percent;
  Software as a service revenue increased 38 percent;
  Revenue from license updates and maintenance increased 4 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 13 percent;
  Net revenue increased in the APJ region by 10 percent; increased in the Americas region by 8 percent; and increased in the EMEA region by 1 percent;
  Subscription revenue as a percentage of total revenue was 12 percent;
  Deferred revenue totaled $1.9 billion as of December 31, 2017, compared to $1.7 billion as of December 31, 2016, an increase of 11 percent;
  Cash flow from continuing operations was $254 million for the fourth quarter of fiscal year 2017, compared to $208 million for the fourth quarter of fiscal year 2016; and

During the fourth quarter of fiscal year 2017:

  GAAP gross margin was 84 percent. Non-GAAP gross margin was 88 percent, excluding the effects of stock-based compensation expense and amortization of acquired product related intangible assets;
  GAAP operating margin was 24 percent. Non-GAAP operating margin was 40 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and costs associated with restructuring programs.
  The company repurchased approximately 7.1 million shares under its accelerated share repurchase program. At the end of December 2017, the company had $1.4 billion remaining in its current share repurchase authorization.

Annual Financial Summary

In reviewing the results from continuing operations for fiscal year 2017 compared to fiscal year 2016:

  Product and license revenue decreased 3 percent;
  Software as a service revenue increased 31 percent;
  Revenue from license updates and maintenance increased 5 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, remained consistent;
  Net revenue increased in the APJ region by 7 percent and increased in the Americas and EMEA regions by 3 percent;
  Subscription revenue as a percentage of total revenue was 11 percent; and
  Cash flow from continuing operations was $964 million for fiscal year 2017 compared with $947 million for fiscal year 2016.

During the year ended December 31, 2017:

  GAAP gross margin was 84 percent. Non-GAAP gross margin was 87 percent, excluding stock-based compensation expense and the effects of amortization of acquired product related intangible assets;
  GAAP operating margin was 20 percent. Non-GAAP operating margin was 32 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and costs associated with restructuring programs; and
  The company repurchased 15.5 million shares at an average price of $81.01.

Financial Outlook for Fiscal Year 2018

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2018, which does not reflect the adoption of ASC 606.

  Net revenue is targeted to be in the range of $2.86 billion to $2.88 billion.
  GAAP diluted earnings per share is targeted to be in the range of $3.18 to $3.33.
  Non-GAAP diluted earnings per share is targeted to be in the range of $4.80 to $4.90, excluding $1.39 related to the effects of stock-based compensation expenses, $0.38 related to the effects of amortization of acquired intangible assets, $0.24 related to the effects of amortization of debt discount, $0.10 related to restructuring charges, and $0.39 to $0.64 for the tax effects related to these items. Non-GAAP diluted earnings per share reflects the anti-dilutive impact of the convertible note hedges and does not include any additional impacts related to U.S. tax reform, both of which cannot be calculated without unreasonable efforts.

Financial Outlook for First Quarter 2018

Citrix management expects to achieve the following results for the first quarter of fiscal year 2018 ending March 31, 2018, which does not reflect the adoption of ASC 606.

  Net revenue is targeted to be in the range of $670 million to $680 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.69 to $0.71.
  Non-GAAP diluted earnings per share is targeted to be in the range of $1.03 to $1.06, excluding $0.28 related to the effects of stock-based compensation expenses, $0.09 related to the effects of amortization of acquired intangible assets, $0.06 related to the effects of amortization of debt discount, $0.03 related to restructuring charges, and $0.09 to $0.14 for the tax effects related to these items. Non-GAAP diluted earnings per share reflects the anti-dilutive impact of the convertible note hedges and does not include any additional impacts related to U.S. tax reform, both of which cannot be calculated without unreasonable efforts.

Fourth Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the success and growth of the company's product lines, including competition, demand and pricing dynamics and the impact of our transition to new business models, including a subscription model; the impact of U.S. tax reform, including unanticipated transition taxes, changes in valuation of tax assets and liabilities, non-renewal of tax credits or exposure to additional tax liabilities; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the risks associated with maintaining the security of our products, services, and networks, including securing customer data stored by our services; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; increased competition in markets for Citrix's virtualization and networking products and secure data services and the introduction of new products by competitors or the entry of new competitors into these markets; the concentration of customers in Citrix’s networking business; the company's ability to develop, maintain a high level of quality and commercialize new products and services while growing its established virtualization and networking products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the recruitment and retention of qualified employees; transitions in key personnel and succession risk, including transitions in the company's executive leadership; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business, and failure to realize expected benefits or synergies from divestitures; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; the ability to maintain and protect our collection of brands; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; risks related to servicing our debt; risks of political uncertainty and social turmoil; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Product and licenses	$262,545	$255,317	$857,253	$882,898
Software as a service	49,709	36,130	175,762	134,682
License updates and maintenance	427,202	409,218	1,659,936	1,587,271
Professional services	38,401	33,919	131,735	131,229
Total net revenues	777,857	734,584	2,824,686	2,736,080
Cost of net revenues:
Cost of product and license revenues	33,633	28,314	123,356	121,391
Cost of services and maintenance revenues	65,680	59,206	250,602	228,080
Amortization and impairment of product related intangible assets	22,626	12,196	65,688	55,418
Total cost of net revenues	121,939	99,716	439,646	404,889
Gross margin	655,918	634,868	2,385,040	2,331,191
Operating expenses:
Research and development	99,323	90,750	415,801	395,373
Sales, marketing and services	241,548	251,996	1,006,112	976,339
General and administrative	65,532	80,061	302,565	316,838
Amortization and impairment of other intangible assets	6,119	3,627	17,190	15,076
Restructuring	53,697	6,089	72,375	67,401
Total operating expenses	466,219	432,523	1,814,043	1,771,027
Income from operations	189,699	202,345	570,997	560,164
Interest income	8,763	4,578	27,808	16,686
Interest expense	(16,323)	(11,344)	(51,609)	(44,949)
Other (expense) income, net	(16)	(3,350)	3,150	(4,131)
Income from continuing operations before income taxes	182,123	192,229	550,346	527,770
Income tax expense	466,012	13,653	528,361	57,915
(Loss) Income from continuing operations	(283,889)	178,576	21,985	469,855
Income (loss) from discontinued operations, net of income taxes	—	21,274	(42,704)	66,257
Net (loss) income	$(283,889)	$199,850	$(20,719)	$536,112

Basic (loss) earnings per share:
(Loss) income from continuing operations	$(1.93)	$1.15	$0.15	$3.03
Income (loss) from discontinued operations	—	0.13	(0.28)	0.43
Basic net (loss) earnings per share	$(1.93)	$1.28	$(0.13)	$3.46

Diluted (loss) earnings per share:
(Loss) income from continuing operations	$(1.93)	$1.13	$0.14	$2.99
Income (loss) from discontinued operations	—	0.13	(0.27)	0.42
Diluted net (loss) earnings per share:	$(1.93)	$1.26	$(0.13)	$3.41

Weighted average shares outstanding:
Basic	147,390	155,948	150,779	155,134
Diluted	147,390	158,196	155,503	157,084

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$1,115,130	$836,095
Short-term investments	632,516	726,923
Accounts receivable, net	712,535	681,206
Inventories, net	13,912	12,522
Prepaid expenses and other current assets	147,330	124,842
Current assets of discontinued operations	—	179,689
Total current assets	2,621,423	2,561,277
Long-term investments	984,328	980,142
Property and equipment, net	252,932	261,954
Goodwill	1,614,494	1,585,893
Other intangible assets, net	141,952	173,681
Deferred tax assets, net	152,362	233,900
Other assets	52,685	54,449
Long-term assets of discontinued operations	—	538,931
Total assets	$5,820,176	$6,390,227

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable	$66,893	$72,724
Accrued expenses and other current liabilities	277,679	256,799
Income taxes payable	34,033	39,771
Current portion of deferred revenues	1,308,474	1,208,229
Convertible notes	—	1,348,156
Current liabilities of discontinued operations	—	172,670
Total current liabilities	1,687,079	3,098,349

Long-term portion of deferred revenues	555,769	476,135
Long-term debt	2,127,474	—
Long-term income taxes payable	335,457	—
Other liabilities	121,936	119,813
Long-term liabilities of discontinued operations	—	7,708
Commitments and contingencies
Temporary equity from Convertible notes	—	79,495
Stockholders' equity:
Preferred stock at $.01 par value: 5,000 shares authorized, none issued and outstanding	—	—
Common stock	306	303
Additional paid-in capital	4,883,670	4,761,588
Retained earnings	3,509,484	4,010,737
Accumulated other comprehensive loss	(10,806)	(28,704)
Less - common stock in treasury, at cost	(7,390,193)	(6,135,197)
Total stockholders' equity	992,461	2,608,727
Total liabilities, temporary equity and stockholders' equity	$5,820,176	$6,390,227

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Year Ended
OPERATING ACTIVITIES	December 31, 2017
Net loss	$(20,719)
Loss from discontinued operations	42,704
Adjustments to reconcile net loss to net cash provided by operating activities of continuing operations:
Depreciation, amortization and other	208,313
Stock-based compensation expense	165,120
Deferred income tax expense	94,158
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(7,645)
Other non-cash items	11,924
Total adjustments to reconcile net loss to net cash provided by operating activities	471,870
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(33,904)
Inventories	(2,545)
Prepaid expenses and other current assets	(18,327)
Other assets	2,116
Income taxes, net	318,795
Accounts payable	(7,238)
Accrued expenses and other current liabilities	34,886
Deferred revenues	174,426
Other liabilities	2,282
Total changes in operating assets and liabilities, net of the effects of acquisitions	470,491
Net cash provided by operating activities of continuing operations	964,346
Net cash used in operating activities of discontinued operations	(56,070)
Net cash provided by operating activities	908,276
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(1,155,659)
Proceeds from sales of available-for-sale investments	775,135
Proceeds from maturities of available-for-sale investments	466,900
Purchases of property and equipment	(80,901)
Cash paid for acquisitions, net of cash acquired	(60,449)
Cash paid for licensing agreements and technology	(7,379)
Other	2,323
Net cash used in investing activities of continuing operations	(60,030)
Net cash used in investing activities of discontinued operations	(3,891)
Net cash used in investing activities	(63,921)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	2,114
Proceeds from credit facility	165,000
Repayment of credit facility	(165,000)
Proceeds from senior notes, net of issuance costs	741,039
Repayment of acquired debt	(4,000)
Stock repurchases, net	(1,174,957)
Accelerated stock repurchase program	(150,000)
Cash paid for tax withholding on vested stock awards	(80,040)
Transfer of cash to GoTo Business resulting from the separation	(28,523)
Net cash used in financing activities	(694,367)
Effect of exchange rate changes on cash and cash equivalents	8,186
Change in cash and cash equivalents	158,174
Cash and cash equivalents at beginning of period, including cash of discontinued operations of $120,861	956,956
Cash and cash equivalents at end of period	$1,115,130

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, separation costs, the related tax effect of those items, charges related to the implementation of U.S. tax reform and separation-related tax charges or benefits. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also reflects the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. These non-GAAP financial measures are presented on a continuing operations basis. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.
  Separation-related tax charges or benefits, which may include reversals of certain state R&D credits due to changes in expectations of realizability as a result of the separation of a significant business of the Company. The Company believes that these items do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  Tax charges resulting from the enactment of U.S. tax reform. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company’s business. Therefore, the Company believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended December 31, 2017
GAAP gross margin	84.3%
Add: stock-based compensation	0.2
Add: amortization of product related intangible assets	3.0
Non-GAAP gross margin	87.5%
Three Months Ended December 31, 2017
GAAP operating margin	24.4%
Add: stock-based compensation	4.9
Add: amortization of product related intangible assets	2.9
Add: amortization of other intangible assets	0.8
Add: restructuring charges	6.9
Non-GAAP operating margin	39.9%

	Three Months Ended December 31,
	2017	2016
GAAP net (loss) income from continuing operations	$(283,889)	$178,575
Add: stock-based compensation	37,901	37,467
Add: amortization of product related intangible assets	22,626	12,196
Add: amortization of other intangible assets	6,119	3,627
Add: amortization of debt discount	8,621	8,346
Add: separation costs	—	793
Add: restructuring charges	53,697	6,090
Less: tax effects related to above items	(33,580)	(29,571)
Add: separation-related tax charges	7,600	—
Add: charges related to U.S. tax reform	429,400	—
Non-GAAP net income from continuing operations	$248,495	$217,523
	Three Months Ended December 31,
	2017	2016
Number of shares used in diluted (loss) earnings per share calculations:
GAAP weighted average shares outstanding (“WASO”)	147,390	158,196
Add: effect of convertible note hedges and WASO from anti-dilutive shares for GAAP purposes*	2,356	—
Non-GAAP weighted average shares outstanding	149,746	158,196

	Three Months Ended December 31,
	2017	2016
GAAP (loss) earnings per share from continuing operations - diluted	$(1.93)	$1.13
Add: stock-based compensation	0.25	0.24
Add: amortization of product related intangible assets	0.15	0.08
Add: amortization of other intangible assets	0.04	0.02
Add: amortization of debt discount	0.06	0.05
Add: separation costs	—	0.01
Add: restructuring charges	0.36	0.04
Less: tax effects related to above items	(0.21)	(0.19)
Add: separation-related tax charges	0.05	—
Add: charges related to U.S. tax reform	2.87	—
Add: impact on WASO from anti-dilutive shares for GAAP purposes*	0.02	—
Non-GAAP earnings per share from continuing operations - diluted	$1.66	$1.38

*Per ASC 260, anti-dilutive shares were excluded from GAAP weighted average shares outstanding due to Q4'17 including a GAAP loss from continuing operations. These shares were included in the non-GAAP weighted average shares outstanding as Q4'17 included non-GAAP net income from continuing operations.

Twelve Months Ended December 31, 2017
GAAP gross margin	84.4%
Add: stock-based compensation	0.2
Add: amortization of product related intangible assets	2.3
Non-GAAP gross margin	86.9%
Twelve Months Ended December 31, 2017
GAAP operating margin	20.2%
Add: stock-based compensation	5.8
Add: amortization of product related intangible assets	2.4
Add: amortization of other intangible assets	0.6
Add: restructuring charges	2.6
Non-GAAP operating margin	31.6%
	Twelve Months Ended December 31,
	2017	2016
GAAP net income from continuing operations	$21,985	$469,855
Add: stock-based compensation	165,120	152,737
Add: amortization of product related intangible assets	65,688	55,418
Add: amortization of other intangible assets	17,190	15,076
Add: amortization of debt discount	34,039	33,014
Add: separation costs	514	2,540
Add: restructuring charges	72,375	67,401
Less: tax effects related to above items	(116,079)	(96,390)
Add: separation-related tax charges	53,727	—
Add: charges related to U.S. tax reform	429,400	—
Non-GAAP net income from continuing operations	$743,959	$699,651

	Twelve Months Ended December 31,
	2017	2016
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	155,503	157,084
Less: effect of convertible note hedges	(2,231)	—
Non-GAAP weighted average shares outstanding	153,272	157,084
	Twelve Months Ended December 31,
	2017	2016
GAAP earnings per share from continuing operations - diluted	$0.14	$2.99
Add: stock-based compensation	1.08	0.97
Add: amortization of product related intangible assets	0.44	0.35
Add: amortization of other intangible assets	0.11	0.09
Add: amortization of debt discount	0.22	0.21
Add: separation costs	—	0.02
Add: restructuring charges	0.47	0.43
Less: tax effects related to above items	(0.76)	(0.61)
Add: separation-related tax charges	0.35	—
Add: charges related to U.S. tax reform	2.80	—
Non-GAAP earnings per share from continuing operations - diluted	$4.85	$4.45

Forward Looking Guidance

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2018	2018
GAAP earnings per share from continuing operations - diluted	$0.69 to $0.71	$3.18 to $3.33
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.28	1.39
Add: adjustments to exclude the effects of amortization of intangible assets	0.09	0.38
Add: adjustments to exclude the effects of amortization of debt discount	0.06	0.24
Add: adjustments to exclude the effects of restructuring charges	0.03	0.10
Less: tax effects related to above items	(0.09) to (0.14)	(0.39) to (0.64)
Non-GAAP earnings per share from continuing operations - diluted	$1.03 to $1.06	$4.80 to $4.90

Non-GAAP diluted earnings per share reflects the anti-dilutive impact of the convertible note hedges and does not include any additional impacts related to U.S. tax reform, both of which cannot be calculated without unreasonable efforts.

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758 or eduardo.fleites@citrix.com